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                                                                    EXHIBIT 99.4

                        MONTHLY SERVICER'S CERTIFICATE
                     FIRST USA BANK, NATIONAL ASSOCIATION


                       BANC ONE CREDIT CARD MASTER TRUST
                                 SERIES 1996-A



        The undersigned, a duly authorized representative of First USA Bank, National Association, as Servicer ("First USA"), pursuant to the Pooling and Servicing Agreement dated as of November 1, 1994 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1996-A Supplement dated as of March 27, 1996 (as amended and supplemented, the"Series Supplement"), between First USA, as Seller and Servicer, and Bankers Trust Company, as Trustee, does hereby certify as follows:

        1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement or Series Supplement, as applicable.

        2. First USA is, as of the date hereof, the Servicer under the Agreement.

        3.  The undersigned is a Servicing Officer.

        4. This Certificate relates to the Distribution Date occuring on 15-Aug-01.
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        5.  As of the date hereof, to the best knowledge of the undersigned, the
Servicer has performed in all material respects all its obligations under the Agreement through the Monthly Period preceding such Distribution Date.

        6. As of the date hereof, to the best knowledge of the undersigned, no Pay Out Event has been deemed to have occurred on or prior to such Distribution Date.

        7. As of the date hereof, to the best knowledge of the undersigned, no Lien has been placed on any of the Receivables other than pursuant to the Agreement.

        IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 9th day of Aug-01.
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        FIRST USA BANK, National Association
        as Servicer

        By:   /s/ Tracie Klein
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                  Tracie H. Klein
                  First Vice President